SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 30, 2001
                (Date of report (Date of earliest event reported)


                            AVIS GROUP HOLDINGS, INC.
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               (Exact Name of Registrant as Specified in Charter)



           DELAWARE                       1-13315              11-3347585
 -------------------------------   ----------------------    ---------------
(State or Other Jurisdiction of        (Commission            (IRS Employer
        Incorporation)                  File Number)         Identification No.)


      900 Old Country Road, Garden City, NY                       11530
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      (Address of principal executive offices)                  (zip code)


                        (516) 222-3000
     ----------------------------------------------------
     (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
  ------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)




ITEM 5.   OTHER EVENTS.

          On January 30, 2001, Avis Group Holdings, Inc. issued a press release reporting results for the fourth quarter and full year 2000 and announcing that it expects the Cendant acquisition to close March 1, 2001. The press release also stated that on November 13, 2000 Cendant Corporation and Avis Group announced that they had entered into a definitive Agreement and Plan of Merger providing for Cendant Corporation to acquire all of the outstanding shares of Avis Group that are not currently owned by Cendant at a price of $33.00 per share in cash. Avis Group further announced in the press release that the transaction is conditioned upon, among other things, customary regulatory approvals and the approval by both the holders of a majority of all outstanding shares of common stock as of the record date and a majority of the votes case at the special meeting by stockholders other than Cendant and its subsidiaries. Avis Group also announced that the waiting period under the Hart-Scott-Rodino Act was terminated and that it had mailed a definitive proxy to its shareholders on January 29,2001. Avis Group has scheduled a shareholder meeting for February 28, 2001 and upon the consummation of the transaction, which is expected to close on March 1, 2001, Avis Group will become a subsidiary of Cendant. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)       Exhibits.

No.       Description.

99.1      Press Release of Avis Group Holdings, Inc., dated January 30, 2001.

                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AVIS GROUP HOLDINGS, INC.


                                            By: /s/   Karen C. Sclafani
                                               ---------------------------------
                                               Vice President, General Counsel
                                               and Secretary

Dated:   January 31, 2001

                                  EXHIBIT INDEX


Exhibit No.    Description.

99.1           Press  Release of Avis Group  Holdings,  Inc.,  dated January 30,
               2001.